Execution Copy

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                         ALLIANT ENERGY RESOURCES, INC.


                            (a Wisconsin corporation)


                          7 3/8% SENIOR NOTES DUE 2009





                    UNCONDITIONALLY GUARANTEED AS TO PAYMENT
                 OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY
                           ALLIANT ENERGY CORPORATION
                            (A Wisconsin Corporation)





                               PURCHASE AGREEMENT




Dated:  November 4, 1999



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

                                Table of Contents

                                                                            Page
                                                                            ----

SECTION 1.  Representations and Warranties by the Company and the Parent.......3
      (a)  Representations and Warranties......................................3
      (i) Offering Memorandum..................................................3
      (ii) Incorporated Documents..............................................3
      (iii) Independent Accountants............................................4
      (iv) Financial Statements................................................4
      (v) No Material Adverse Change in Business...............................4
      (vi) Good Standing of the Company and the Parent.........................5
      (vii) Good Standing of Designated Subsidiaries...........................5
      (viii) Capitalization....................................................5
      (ix) Authorization of Agreement..........................................6
      (x) Authorization of the Indenture.......................................6
      (xi) Authorization of the Supplemental Indenture.........................6
      (xii)  Authorization of the Registration Rights Agreement................7
      (xiii) Authorization of the Securities...................................7
      (xiv) Description of the Securities and the Indenture....................7
      (xv) Absence of Defaults and Conflicts...................................7
      (xvi) Absence of Labor Dispute...........................................8
      (xvii) Absence of Proceedings............................................8
      (xviii) Absence of Further Requirements..................................9
      (xix) Possession of Licenses and Permits.................................9
      (xx) Title to Property..................................................10
      (xxi) Environmental Laws................................................10
      (xxii) Investment Company Act...........................................11
      (xxiii) Similar Offerings...............................................11
      (xxiv) Rule 144A Eligibility............................................11
      (xxv) No General Solicitation...........................................11
      (xxvi) No Registration Required.........................................11
      (xxvii) Reporting Company...............................................11
      (b) Officer's Certificates..............................................12

SECTION 2.  Sale and Delivery to Initial Purchasers; Closing..................12
      (a)  Securities.........................................................12
      (b)  Payment............................................................12
      (c)  Denominations; Registration........................................12

                                                                            Page
                                                                            ----

SECTION 3.  Covenants of the Company and the Parent...........................13
      (a)  Offering Memorandum................................................13
      (b)  Notice and Effect of Material Events...............................13
      (c)  Amendment to Offering Memorandum and Supplements...................13
      (d)  Qualification of Securities for Offer and Sale]....................14
      (e)  Rating of Securities...............................................14
      (f)  DTC................................................................14
      (g)  Use of Proceeds....................................................14
      (h)  Restriction on Sale of Securities..................................14
      (i)  Filing of Registration Statement...................................14

SECTION 4.  Payment of Expenses...............................................15
      (a)  Expenses...........................................................15
      (b)  Termination of Agreement...........................................16

SECTION 5.  Conditions of Initial Purchasers'Obligations......................16
      (a)  Opinion of Counsel for Company and the Parent......................16
      (b)  Opinion of Counsel for Initial Purchasers..........................16
      (c)  Officers'Certificate...............................................17
      (d)  Accountants'Comfort Letter.........................................17
      (e)  Bring-down Comfort Letter..........................................17
      (f)  Maintenance of Rating..............................................17
      (g)  Additional Documents...............................................18
      (h)  Termination of Agreement...........................................18

SECTION 6.  Subsequent Offers and Resales of the Securities...................18
      (a)  Offer and Sale Procedures..........................................18
      (i) Offers and Sales only to Qualified Institutional Buyers or
                          Institutional Accredited Investors..................18
      (ii) No General Solicitation............................................18
      (iii) Purchases by Non-Bank Fiduciaries.................................19
      (iv) Subsequent Purchaser Notification..................................19
      (v) Minimum Principal Amount............................................19
      (vi) Restrictions on Transfer...........................................19
      (vii) Delivery of Offering Memorandum...................................19
      (b)  Covenants of the Company and the Parent............................20
      (i) Integration.........................................................20
      (ii) Rule 144A Information..............................................20
      (iii) Restriction on Repurchases........................................20
      (c)  Qualified Institutional Buyer......................................20

                                                                            Page
                                                                            ----

SECTION 7.  Indemnification...................................................20
      (a)  Indemnification of Initial Purchasers..............................20
      (b)  Indemnification of Company and Parent..............................21
      (c)  Actions against Parties; Notification..............................21
      (d)  Settlement without Consent if Failure to Reimburse.................22

SECTION 8.  Contribution......................................................23

SECTION 9.  Representations, Warranties and Agreements to Survive Delivery....24

SECTION 10.  Termination of Agreement.........................................24
      (a)  Termination; General...............................................24
      (b)  Liabilities........................................................25

SECTION 11.  Default by One or More of the Initial Purchasers.................25

SECTION 12.  Notices..........................................................26

SECTION 13.  Parties..........................................................26

SECTION 14.  Governing Law And Time...........................................26

SECTION 15.  Effect of Headings...............................................26


SCHEDULES

      Schedule A - List of Initial Purchasers............................Sch A-1
      Schedule B - Pricing Information...................................Sch B-1
      Schedule C - List of Subsidiaries..................................Sch C-1


EXHIBITS

      Exhibit A - Form of Opinion of Company's Counsel.......................A-1
      Exhibit B - Form of Opinion of Parent's Counsel........................B-1

                         ALLIANT ENERGY RESOURCES, INC.
                            (a Wisconsin corporation)

                                  $250,000,000
                          7 3/8% SENIOR NOTES DUE 2009

                    UNCONDITIONALLY GUARANTEED AS TO PAYMENT
                 OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY
                           ALLIANT ENERGY CORPORATION
                            (A WISCONSIN CORPORATION)



                               PURCHASE AGREEMENT


                                                                November 4, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
         as Representative of the several Initial Purchasers
c/o      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

     Alliant Energy Resources, Inc., a Wisconsin corporation (the "Company"), and Alliant Energy Corporation, a Wisconsin corporation (the "Parent"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as Representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $250,000,000 aggregate principal amount of the Company's 7 3/8% Senior Notes due 2009 (the "Securities"). The Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by the Parent and will be issued pursuant to an indenture dated as of November 4, 1999 (the "Indenture") between the Company, the Parent and Firstar Bank, N.A., as trustee (the "Trustee"). The term "Indenture," as used herein, includes the First Supplemental Indenture dated as of November 4, 1999 (the "Supplemental Indenture") establishing the form and terms of the Securities pursuant to Section 2.02 of the Indenture. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission") and the exemption under Regulation D ("Regulation D") for sales to a limited number of institutional "accredited investors" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act (each, an "Institutional Accredited Investor")).

     Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), to be entered at the Closing Time, among the Company, the Parent and the Initial Purchasers, for so long as such Securities constitute "Registrable Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Parent will agree to file with the Commission under the circumstances set forth therein, (i) a registration statement under the 1933 Act (the "Exchange Offer Registration Statement") registering an issue of the Company's 7 3/8% Senior Notes due 2009 identical in all material respects to the Securities (the
"Exchange  Securities")  to be  offered  in  exchange  for the  Securities  (the
"Exchange  Offer")  and  (ii),  under  certain  circumstances,   a  registration
statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement") to register the Securities.

     The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated November 2, 1999 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated November 4, 1999 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

     SECTION 1. Representations and Warranties by the Company and the Parent.

     (a) Representations and Warranties. Except as otherwise noted herein, the Company and the Parent severally and jointly represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and severally and jointly agree with each Initial Purchaser, as follows:

          (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

          (ii) Incorporated Documents. (A) The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent annual report of the Parent on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A filed with the Commission on November 1, 1999, the quarterly reports of the Parent on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, each as amended by Form 10-Q/As filed with the Commission on November 1, 1999, and the current reports of the Parent on Form 8-K, both filed with the Commission on January 20, 1999, and any such reports filed with the Commission after the date of the Offering Memorandum and before the end of the offering of the Securities. (B) With respect to this subsection clause (B) of this clause (ii) only, the Parent represents and warrants that the documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied or will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company, the Parent and their respective subsidiaries within the meaning of Regulation S-X under the 1933 Act.

          (iv) Financial Statements. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all materials respects the financial position of the Company and its consolidated subsidiaries and the Parent and its consolidated subsidiaries at the dates indicated and the statement of operations, shareowners' equity and cash flows of the Company and its consolidated subsidiaries and the Parent and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in all materials respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly in all materials respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Parent and their respective subsidiaries, in each case, considered as one enterprise, whether or not arising in the ordinary course of business nor has there been any developments involving a prospective material adverse change of the Company and the Parent and their respective subsidiaries, in each case, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company and the Parent or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Parent and their respective subsidiaries, and (C) except for regular dividends on the common stock, par value $.01 per share, of the Parent (the "Common Stock") in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Parent on any class of its capital stock.

          (vi) Good Standing of the Company and the Parent. Each of the Company and the Parent has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin and has corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as described in the Offering Memorandum and to enter into and perform their respective obligations under this Agreement; and each of the Company and the Parent is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Designated Subsidiaries. Each material subsidiary of the Company is listed on Schedule C hereto (each subsidiary on the list shall be referred to herein as a "Designated Subsidiary" and, collectively, as the "Designated Subsidiaries"). Each Designated Subsidiary has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of Designated Subsidiaries that are Wisconsin corporations, for certain statutory liabilities that may be imposed by Section 180.0622(b) of the Wisconsin Business Corporation Law (the "WBCL") for unpaid employee wages) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary.

          (viii) Capitalization. The authorized, issued and outstanding capital stock of the Parent is as set forth in the Offering Memorandum in the columns entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except for certain statutory liabilities that may be imposed by Section 180.0622(b) of the WBCL for unpaid employee wages) and are owned by the Parent; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the issued and outstanding shares if capital stock of the Parent have been duly authorized and validly issued and are fully paid and non-assessable (except for certain statutory liabilities that may be imposed by Section 180.0622(b) of the WBCL for unpaid employee wages); and all of the issued and outstanding capital stock of its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X), including the Company, have been duly authorized and validly issued and are fully paid and non-assessable (except, in the case of such subsidiaries that are Wisconsin corporations, for certain statutory liabilities that may be imposed by
     Section 180.0622(b) of the WBCL for unpaid employee wages) and (except for directors' qualifying shares and except as otherwise set forth in the Offering Memorandum) are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims.

          (ix) Authorization of Agreement. The Company and the Parent have all requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and the Parent.

          (x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Parent and, when executed and delivered by the Company, the Parent and the Trustee, will constitute a valid and binding agreement of the Company and the Parent, enforceable against the Company and the Parent in accordance with its terms, except as (A) the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xi) Authorization of the Supplemental Indenture The Supplemental Indenture has been duly authorized by the Company and the Parent and, when executed and delivered by the Company, the Parent and the Trustee, will constitute a valid and binding agreement of the Company and the Parent, enforceable against the Company and the Parent in accordance with its terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xii) Authorization of the Registration Rights Agreement. The Company and the Parent have all requisite corporate power and authority to execute and deliver the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Parent and, when executed and delivered by the Company, the Parent and the Initial Purchasers, will constitute a valid and binding agreement of the Company and the Parent, enforceable against the Company and the Parent in accordance with its terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency, (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiii) Authorization of the Securities. The Securities have been duly authorized and the Guarantees have been duly authorized and, at the Closing Time, will have been duly executed by the Company and the Securities will have been guaranteed by the Parent and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company and the Parent, enforceable against the Company and the Parent in accordance with their terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xiv) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.

          (xv) Absence of Defaults and Conflicts. None of the Company, the Parent or any of their respective subsidiaries is in violation of their respective charters or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Parent or any of their respective subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Parent or any of their respective subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Guarantees and any other agreement or instrument entered into or issued or to be entered into or issued by the Company and the Parent in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company and the Parent with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Parent or any of their respective subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of (x) the charter or by-laws of the Company, the Parent or any of their respective subsidiaries (except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect) or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Parent or any of their respective subsidiaries or any of their assets, properties or operations, except for any such violations with respect to this clause (y) as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the
     repurchase,   redemption   or  repayment  of  all  or  a  portion  of  such
     indebtedness by the Company, the Parent or any of their respective subsidiaries.

          (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Parent, is imminent, and neither the Company nor the Parent is aware of any existing or imminent labor disturbance by the employees of the Company, its subsidiaries or their respective principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xvii) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Parent, threatened, against or affecting the Company, the Parent or any of their respective subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect (A) the properties or assets of the Company, the Parent or any of their respective subsidiaries or (B) the consummation of the transactions contemplated by this Agreement or the performance by the Company and the Parent of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Parent or any of their respective subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Parent of their respective obligations hereunder, in connection with (A) the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or (B) for the due execution, delivery or performance of the Indenture by the Company and the Parent, except such as have been already obtained and except such as may be required by the securities laws of the various states in which the Securities will be offered or sold and the Public Utility Holding Company Act of 1935, as amended (the "1935 Act") (solely with respect to filings required to be made with the Commission subsequent to the Closing Time), with the offer and sale of the Securities or by the 1933 Act or the Trust Indenture Act of 1939, as amended (the "1939 Act"), in connection with the exchange offer as contemplated by the Registration Rights Agreement.

          (xix) Possession of Licenses and Permits. The Company, the Parent and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess any such Governmental Licenses would not have a Material Adverse Effect; the Company, the Parent and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company, the Parent nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xx) Title to Property. The Company, the Parent and their respective subsidiaries have good and marketable title to all real property owned by the Company, the Parent and their respective subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Offering Memorandum or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Parent or any of their respective subsidiaries; and all of the leases and subleases material to the business of the Company, the Parent and their respective subsidiaries, considered as one enterprise, and under which the Company, the Parent or any of their respective subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and none of the Company, the Parent nor any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Parent or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company, the Parent or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect.

          (xxi) Environmental Laws. Except as described in the Offering Memorandum and the documents incorporated by reference therein and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Parent or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, the Parent and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Parent or any of their respective subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Parent or any of their respective subsidiaries relating to Hazardous Materials or Environmental Laws.

          (xxii) Investment Company Act. Neither the Company nor the Parent is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiii) Similar Offerings. None of the Company, the Parent or any of their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

          (xxiv) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xxv) No General Solicitation. None of the Company, the Parent, their Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Parent make no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxvi) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the
     Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

          (xxvii) Reporting Company. With respect to this clause (xxvii) only, the Parent represents and warrants that it is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company and of the Parent or any of their respective subsidiaries delivered to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company and the Parent to each Initial Purchaser as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of the Company at 222 West Washington Avenue, Madison, Wisconsin, 53703, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($100,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in Madison, Wisconsin not later than 10:00 A.M. on the last business day prior to the Closing Time.

     SECTION 3. Covenants of the Company and the Parent. The Company and the Parent, jointly and severally, covenant with each Initial Purchaser as follows:

     (a) Offering Memorandum. The Company and the Parent, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchasers may reasonably request.

     (b) Notice and Effect of Material Events. The Company and the Parent will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company or the Parent of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and the Parent and their respective subsidiaries, taken as a whole, nor has there been any developments involving a prospective material adverse change of the Company and the Parent and their respective subsidiaries, taken as a whole, which (i) make any statement in the Offering Memorandum materially false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, the Parent, their counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Company and the Parent will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Securities.

     (f) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

     (h) Restriction on Sale of Securities. During a period of five (5) business days from the date of the Closing Time, none of the Company, the Parent or their respective subsidiaries will, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or the Parent or securities of the Company or the Parent that are convertible into, or exchangeable for, the Securities or such other debt securities.

     (i) Filing of Registration Statement. The Company and the Parent (A) shall file the Exchange Offer Registration Statement on an appropriate form under the 1933 Act with the Commission within 135 days of the Closing Time, (B) shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 180 days of the Closing Time,
(C) shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) shall use their reasonable best efforts to cause the Exchange Offer to be consummated not later than 45 days following the effective date of the Exchange Offer Registration Statement. In the event that (a) the Company and the Parent are not permitted to effect the Exchange Offer as contemplated because of any changes in law, Commission rules or regulations or applicable interpretations thereof by the staff of the Commission, (b) for any other reason, the Exchange Offer Registration Statement is not declared effective within 180 days following the Closing Time or the Exchange Offer is not consummated within 45 days after the effectiveness of the Exchange Offer Registration Statement, (c) upon the request of any of the Initial Purchasers within 90 days following the consummation of the Exchange Offer (d) if, as a result of any changes in law, Commission rules or regulations or applicable interpretations thereof by the staff of the commission or otherwise a holder of Securities (other than an Initial Purchaser holding Securities acquired directly from the Company) is not permitted to participate in the Exchange Offer or does not receive fully tradeable Exchange Securities pursuant to the Exchange Offer or (e) if, unless the Company determines otherwise, at the time of the issuance of the Exchange Securities or the Private Exchange Securities (as defined herein), the interest rate of such securities will be 300 basis points above the yield to maturity of a United States Treasury obligation having a remaining term equal to the average life of such security, the Company and the Parent shall thereafter use their reasonable best efforts to cause to be declared effective as promptly as practicable but not later than 210 days after the issuance of the Securities a Shelf Registration Statement as provided in the Registration Rights Agreement. For purposes of this Agreement, "Private Exchange Securities" shall mean those securities issued by the Company and the Parent upon the request of any Initial Purchaser for the Securities held by such Initial Purchaser which were acquired from the Company and have the status of an unsold allotment in the initial distribution. The Private Exchange Securities shall be issued and delivered to the Initial Purchaser simultaneously with the delivery of the Exchange Securities in the Exchange Offer.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the

Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto; provided, that, counsel fees in connection therewith do not exceed $5,000, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (vii) any fees payable in connection with the rating of the Securities

     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers, provided, that, such fees and expenses do not exceed $200,000.

     SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company and the Parent contained in Section 1 hereof or in certificates of any officer of the Company, the Parent or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance in all material respects by the Company and the Parent of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for Company and the Parent. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Foley & Lardner, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto. In addition, the Representative shall have received the favorable opinion, dated as of the Closing Time of Foley & Lardner, counsel for the Parent, in form and substance satisfactory to counsel for the Initial Purchasers to effect set forth in Exhibit B hereto. Such counsel may also state that they have relied on certificates of public officials and, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Parent and their respective subsidiaries.

     (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Chadbourne & Parke LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to certain matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Parent and their respective subsidiaries and certificates of public officials.

     (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Parent and their respective subsidiaries, in each case, considered as one enterprise, whether or not arising in the ordinary course of business, nor has there been any developments involving a prospective material adverse change of the Company and the Parent and their respective subsidiaries, in each case, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President, Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct in all materials respects with the same force and effect as though expressly made at and as of the Closing Time and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time. The Representative shall also have received a certificate of the President, Chief Executive Officer or Vice President of the Parent and of the chief financial or chief accounting officer of the Parent, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as through made at and as of the Closing Time and (ii) the Parent has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (d) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (e) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (f) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least A3 by Moody's and A by S&P, and the Company shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities .

     (g) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

     (h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

     SECTION 6. Subsequent Offers and Resales of the Securities.

     (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i)  Offers  and  Sales  only to  Qualified  Institutional  Buyers  or
     Institutional  Accredited  Investors.  Offers  and sales of the  Securities shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers") or (B) to a limited number of persons who are other institutional accredited investors, as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the 1933 Act that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are such institutional accredited investors ("Institutional Accredited Investors").

          (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

          (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer.

          (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933
     Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

          (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $100,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Securities.

          (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Transfer Restrictions," including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

          (vii) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

     (b) Covenants of the Company and the Parent. The Company and the Parent, jointly and severally, covenant with each Initial Purchaser as follows:

          (i) Integration. The Company and the Parent agree that they will not and will cause their respective Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

          (ii) Rule 144A Information. The Company and the Parent agree that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, they will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

          (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company and the Parent will not, and will cause their respective Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and the Parent that it is a Qualified Institutional Buyer within the meaning of Rule 144A under the 1933 Act and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

     SECTION 7. Indemnification.

     (a) Indemnification of Initial Purchasers. The Company and the Parent, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering

     Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company and the Parent; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Parent, as the case may be, by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto).

     (b) Indemnification of Company and Parent. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and the Parent and each person, if any, who controls the Company or the Parent within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company or the Parent, as the case may be, by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section

7(b) above, counsel to the indemnified parties shall be selected by the Parent. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled to, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ one counsel to represent jointly it and those other Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company and the Parent under this Section 7 if, in the reasonable judgment of the Representative, either (i) there is an actual or potential conflict between the position of the Company and the Parent on the one hand and the Initial Purchasers on the other hand or (ii) there may be defenses available to it or them that are different from or additional to those available to the Company and Parent (in any of which events the Company shall not have the right to direct the defense of such action on behalf of the Representative with respect to such different defenses), in any of which events such reasonable fees and expenses shall be borne by the Company and Parent. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company and the Parent on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Parent on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Company and the Parent on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Parent or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Parent and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company or the Parent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Parent. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Parent or any of their respective subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company or the Parent, and shall survive delivery of the Securities to the Initial Purchasers.

     SECTION 10. Termination of Agreement.

     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Parent, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Parent and their respective subsidiaries, in each case, considered as one enterprise, whether or not arising in the ordinary course of business, nor has there been any developments involving a prospective material adverse change of the Company and the Parent and their respective subsidiaries, in each case, considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company or the Parent has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New

York Stock Exchange or in the NASDAQ System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281, attention of John Thorndike, Managing Director, notices to the Company shall be directed to it 222 West

Washington Avenue, Madison, Wisconsin 53703, attention of Edward M. Gleason and notices to the Parent shall be directed to it at 222 West Washington Avenue, Madison, Wisconsin 53703, attention of Edward M. Gleason.

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Parent and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company, the Parent and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, the Parent and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Parent a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers, the Company and the Parent in accordance with its terms.

                                      Very truly yours,

                                      ALLIANT ENERGY RESOURCES, INC.


                                      By  /s/ Edward M. Gleason
                                          -------------------------------------
                                          Edward M. Gleason
                                          Vice President - Treasurer and
                                          Corporate Secretary


                                      ALLIANT ENERGY CORPORATION


                                      By  /s/ Edward M. Gleason
                                          -------------------------------------
                                          Edward M. Gleason
                                          Vice President - Treasurer and
                                          Corporate Secretary


CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
ABN AMRO INCORPORATED
BARCLAYS CAPITAL INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


     By: /s/ Joe R
         ------------------------------
         Authorized Signatory

     For itself and as Representative of the other Initial Purchasers named in Schedule A hereto.

                                   SCHEDULE A


                       Name of Initial Purchaser             Principal
                                                             Amount of
                                                             Securities
                                                             ----------

Merrill Lynch, Pierce, Fenner & Smith Incorporated........  $125,000,000
Morgan Stanley & Co. Incorporated.........................    50,000,000
Salomon Smith Barney Inc..................................    50,000,000
ABN Amro Incorporated.....................................    12,500,000
Barclays Capital Inc......................................    12,000,000
                                                          ---------------
Total.....................................................  $250,000,000
                                                          ===============



                                   Sch A - 1

                                   SCHEDULE B

                         ALLIANT ENERGY RESOURCES, INC.
                                  $250,000,000
                          7 3/8 % SENIOR NOTES DUE 2009

                    UNCONDITIONALLY GUARANTEED AS TO PAYMENT
                 OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY
                           ALLIANT ENERGY CORPORATION


     1. The initial public offering price of the Securities shall be 99.45% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 98.80% of the principal amount thereof.

     3. The interest rate on the Securities shall be 7 3/8% per annum.

     4. The Notes will be redeemable at the Company's option in whole or in part at any time, on at least 30 days' but not more than 60 days' prior written notice mailed to the registered holders of the Notes, at a price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest on the Notes from the redemption date to November 9, 2009 discounted from their respective scheduled payment dates to the redemption date semi-annually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 20 basis points, plus accrued interest on the Notes to the redemption date.

     "Treasury Yield" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.


                                    Sch B - 1

     "Comparable  Treasury Price" means, with respect to any date of redemption,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on the business day in question, the Reference Treasury Dealer Quotation for the redemption date.

     "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

     "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date).

     "Reference Treasury Dealer" means a primary United States government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.



                                    Sch B - 2

                                   SCHEDULE C

                              List of Subsidiaries


Alliant Energy Investments, Inc.
Alliant Energy International, Inc.
Alliant Energy Industrial Services, Inc.
Whiting Petroleum Corporation





                                    Sch C - 1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)


     (i) The Company is validly existing as a corporation under the laws of the State of Wisconsin.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each domestic jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except for certain statutory liabilities that may be imposed by Section 180.0622(b) of the Wisconsin Business Corporation Law (the "WBCL") for unpaid employee wages); and to the best of our knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (v) Each Designated Subsidiary is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each domestic jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and, to the best of our knowledge and information, all of the issued and outstanding capital stock of each Designated Subsidiary is owned by the Company, directly or through subsidiaries.

     (vi) The Company has all requisite corporate power and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (vii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Indenture, and the Indenture contains legally adequate provisions for the realization of the principal legal rights and benefits offered thereby.

     (viii) The Supplemental Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Supplemental Indenture, and the Supplemental Indenture contains legally adequate provisions for the realization of the principal legal rights and benefits offered thereby.

     (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Registration Rights Agreement, and the Registration Rights Agreement contain legally adequate provisions for the realization of the principal legal rights and benefits offered thereby and
(D) with respect to the indemnification and contributions provisions thereof as to which we need express no opinion.

     (x) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company, guaranteed by the Parent and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except
(A)  as the  enforcement  thereof  may  be  limited  by  bankruptcy,  insolvency
(including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditor's rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Securities, and the Securities contain legally adequate provisions for the realization of the principal legal rights and benefits offered thereby, and will be entitled to the benefits of the Indenture.

     (xi) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Offering Memorandum.

     (xii) To the best of our knowledge and based on our discussions with officers of the Company, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum;

     (xiii) The information in the Offering Memorandum under the heading "United States Federal Income Tax Considerations" to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us, is correct in all material respects.

     (xiv) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries are a party, to the extent that they describe legal matters, are accurate in all material respects.

     (xv) To the best of our knowledge and based upon our discussions with officers of the Company, neither the Company nor any of the Designated Subsidiaries is in violation of its charter or by-laws and, no default by the Company or any of the Designated Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or incorporated by reference therein.

     (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as have already been obtained and such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold and the 1935 Act (solely with respect to filings required to be made with the Commission subsequent to the Closing Time) or by the 1933 Act or the 1939 Act in connection with the exchange offer as contemplated by the Registration Rights Agreement, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Registration Rights Agreement and the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the terms of the Purchase Agreement.

     (xvii) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser (assuming the accuracy of the representations and warranties of the Initial Purchasers and each Subsequent Purchaser with respect thereto) in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

     (xviii) The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Designated Subsidiary pursuant to any material contracts, indentures, mortgages, deeds of trust, loan or credit agreements, notes, leases or any other agreements or instruments set forth on Schedule A hereto, to which the Company or any of the Designated Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, or any Designated Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Designated Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any U.S. government, government instrumentality or court, having jurisdiction over the Company or any of the Designated Subsidiaries or any of their respective properties, assets or operations.

     (xix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     (xx) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

     (xxi) The issuance of the Securities complies, and the issuance of the Exchange Securities as contemplated in the Registration Rights Agreement will comply with the Securities and Exchange Commission's Release No. 35-27069, 70-9455 dated as of August 26, 1999.

     Nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which we need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering this opinion, we relied as to matters of fact (but not as to legal conclusions), to the extent we deemed proper, on certificates of responsible officers of the Company and public officials.

             SCHEDULE A TO THE FORM OF OPINION OF COMPANY'S COUNSEL



1. 364-Day Credit Agreement dated as of October 18, 1999 among Alliant Energy Resources, Inc., the Banks named therein, Banc One Capital Markets, Inc., Citibank, N.A., Salomon Smith Barney, Inc., Mellon Bank, N.A. and Wachovia Bank N.A.

2. 3-Year Credit Agreement dated as of October 20, 1997 among IES Diversified Inc. (n/k/a Alliant Energy Resources, Inc.), the Banks named therein, First Chicago Capital Markets, Inc. and Citibank, N.A.

                                                                       Exhibit B

                       FORM OF OPINION OF PARENT'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

     (i) The Parent is validly existing as a corporation under the laws of the State of Wisconsin.

     (ii) The Parent has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Parent has all requisite corporate power and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder. The Purchase Agreement has been duly authorized, executed and delivered by the Parent.

     (iv) The Indenture has been duly authorized, executed and delivered by the Parent and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Indenture, and the Indenture contains legally adequate provisions for the realization of the principal legal rights and benefits offered thereby.

     (v) The Supplemental Indenture has been duly authorized, executed and delivered by the Parent and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms, except
(A)  as the  enforcement  thereof  may  be  limited  by  bankruptcy,  insolvency
(including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Supplemental Indenture, and the Supplemental Indenture contains legally adequate provisions for the realization of the principal legal rights and benefits offered thereby.

     (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Parent and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees and other costs and expenses that are not reasonable, and rights to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Registration Rights Agreement, and the Registration Rights Agreement contains legally adequate provisions for the realization of the principal legal rights and benefits offered thereby and (D) with respect to the indemnification and contributions provisions thereof as to which we need express no opinion.

     (vii) The Guarantees are in the form contemplated by the Indenture, have been duly authorized by the Parent and, when executed by the Parent and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Parent, enforceable against the Parent in accordance with their terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, (B) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) as enforcement of certain provisions thereof (specifically, provisions prohibiting waivers or modifications by conduct of the parties or requiring waivers and modifications to be in writing, obligations to pay attorneys' fees
and  other  costs  and  expenses  that  are  not   reasonable,   and  rights
to indemnification against the consequences of a party's own misconduct or to the extent deemed to be against public policy) may be limited under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Guarantees, and the Guarantees contain legally adequate provisions for the realization of the principal legal rights and benefits offered thereby, and will be entitled to the benefits of the Indenture.

     (viii) The documents incorporated by reference in the Offering Memorandum (other than the financial statements, statistical data and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (ix) To the best of our knowledge and based on our discussions with officers of the Company, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Parent or any subsidiary is a party, or to which the property of the Parent or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Parent of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

     (x) To the best of our knowledge and based upon our discussions with officers of the Company, neither the Parent nor IES Utilities Inc., Wisconsin Power and Light Company and Interstate Power Company (each a "Parent Significant Subsidiary") is in violation of its charter or by-laws, and no default by the Parent or any Parent Significant Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or incorporated by reference therein.

     (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Guarantees will be offered or sold and under the 1935 Act (solely with respect to filings required to be made with the Commission subsequent to the Closing Time), or by the 1933 Act or the 1939 Act in connection with the exchange offer as contemplated by the Registration Rights Agreement, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Registration Rights Agreement and the

Indenture by the Parent or for the offering, issuance, sale or delivery of the Guarantees to the Initial Purchasers or the resale by the Initial Purchasers in accordance with the terms of the Purchase Agreement.

     (xii) The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Parent with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities (including the related guarantees) do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any Parent Significant Subsidiary thereof pursuant to any material contracts, indentures, mortgages, deeds of trust, loan or credit agreements, notes, leases or any other agreements or instruments set forth on Schedule A hereto, to which the Parent or any Parent Significant Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Parent or any Parent Significant Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Parent or any Parent Significant Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any U.S. government, government instrumentality or court, having jurisdiction over the Parent or any Parent Significant Subsidiary or any of their respective properties, assets or operations.

     (xiii)  The  Guarantees  satisfy  the  eligibility   requirements  of  Rule
144A(d)(3) under the Securities Act.

     (xiv) The issuance of the Guarantees complies, and the issuance of the guarantees related to the Exchange Securities as contemplated in the Registration Rights Agreement will comply, with the Securities and Exchange Commission's Release No. 35-27069, 70-9455 dated as of August 26, 1999.

     Nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which we need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering this opinion, we relied as to matters of fact (but not as to legal conclusions), to the extent we deemed proper, on certificates of responsible officers of the Parent and public officials.

              SCHEDULE A TO THE FORM OF OPINION OF PARENT'S COUNSEL


1. Indenture of Mortgage or Deed of Trust dated August 1, 1941, between Wisconsin Power and Light Company ("WP&L") and First Wisconsin Trust Company and George B. Luhman, as Trustees.

2. Rights Agreement, dated January 20, 1999, between Interstate Energy Corporation and Firstar Bank Milwaukee, N.A.

3. Indenture, dated as of June 20, 1997, between WP&L and Firstar Trust Company, as Trustee, relating to debt securities.

4. Officers' Certificate, dated as of June 25, 1997, creating the 7% debentures due June 15, 2007 of WP&L.

5. Officers' Certificate, dated as of October 27, 1998, creating the 5.70% debentures due October 15, 2008 of WP&L.

6. Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between IES Utilities Inc. (formerly Iowa Electric Light and Power Company ("IE")) and the First National Bank of Chicago, as Trustee ("1993 Indenture").

7.   Supplemental Indentures to 1993 Indenture; First through Fifth.

8. Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, between IES Utilities Inc. (formerly IE) and the First National Bank of Chicago, Trustee ("1940 Indenture").

9.   Supplemental Indentures to the 1940 Indenture; First through Sixty-Third.

10. Indenture or Deed of Trust dated as of February 1, 1923, between IES Utilities Inc. (successor to Iowa Southern Utilities Company ("IS") as a result of the merger of IS and IE) and The Northern Trust Company (The First National Bank of Chicago, successor) and Harold H. Rockwell (Richard
     D. Manella, successor), as Trustees ("1923 Indenture").

11. Supplemental Indentures to the 1923 Indenture; 24 Supplemental Indentures dated May 1, 1940 through December 1, 1994.

12. Indenture (for Unsecured Subordinated Debt Securities), dated as of December 1, 1995, between IES Utilities Inc. and the First National Bank of Chicago, as Trustee.

13. Indenture (for Senior Unsecured Debt Securities), dated as of August 1, 1997, between IES Utilities Inc. and the First National Bank of Chicago, as Trustee.

14. The Original through the Nineteenth Supplemental Indentures of Interstate Power Company to The Chase Manhattan Bank and Carl E. Buckley and C. J. Heinzelmann, as Trustees, dated January 1, 1948 securing First Mortgage Bonds.

15. Twentieth Supplemental Indenture of Interstate Power Company to The Chase Manhattan Bank and C.J. Heinzelmann, as Trustees, dated May 15, 1993.

16. Second Amended and Restated Credit Agreement dated as of September 17, 1987 between Arnold Fuel, Inc. and the First National Bank of Chicago and the Amended and Restated Consent and Agreement dated as of September 17, 1987 by IES Utilities Inc.